SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      January 21, 1997
                                                --------------------------------

                            Commercial Credit Company
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                         1-6594                       52-0883351
---------------                  ------------                -------------------
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)

                 300 Saint Paul Place, Baltimore, Maryland 21202
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               (Address of principal executive offices) (Zip Code)

                                 (410) 332-3000
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              (Registrant's telephone number, including area code)

                            COMMERCIAL CREDIT COMPANY

                           Current Report on Form 8-K

Item 5. Other Events

Results of Operations

Despite strong growth in receivables during the second half of 1996, year-to-year earnings were lower, as expected -- driven by a higher provision for loan losses. The net income of Commercial Credit Company (the "Company") for the three months and year ended December 31, 1996 was $46.5 million and $195.8 million, respectively, compared to $57.7 million and $219.9 million, respectively, in the corresponding 1995 periods. The Company's income before income taxes for the three months and year ended December 31, 1996 was $69.7 million and $297.0 million, respectively, compared to $85.9 million and $334.0 million, respectively, in the corresponding 1995 periods. The Company's revenues for the three months and year ended December 31, 1996 were $370.1 million and $1,441.1 million, respectively, compared to $356.2 million and $1,392.4 million, respectively, in the corresponding 1995 periods.

At December 31, 1996 the Company had total debt consisting of certificates of deposit of $102.3 million, short-term borrowings of $1,481.6 million and long-term debt of $5,750.0 million. In addition the Company's total stockholder's equity at December 31, 1996 was $1,274.5 million.

                            COMMERCIAL CREDIT COMPANY

                             SELECTED FINANCIAL DATA
                            (In millions of dollars)

                                                 Three months ended                        Year ended
Business Segment Data                               December 31,                          December 31,
                                           -------------------------------       -------------------------------
                                               1996              1995                1996              1995
                                           -------------     -------------       -------------     -------------
Revenues:
Consumer Finance                           $    363.1        $   347.9           $   1,408.9       $   1,351.3
Corporate and Other                               7.0              8.3                  32.2              41.1
                                           =============     =============       =============     =============
Revenues                                   $    370.1        $   356.2           $    1,441.1      $   1,392.4
                                           =============     =============       =============     =============

Net Income:
Consumer Finance                           $     52.0        $    64.6           $     221.8       $     245.2
Corporate and Other                              (5.5)            (6.9)                (26.0)            (25.3)
                                           =============     =============       =============     =============
Net Income                                 $     46.5        $    57.7           $     195.8       $     219.9
                                           =============     =============       =============     =============

                                                As of, and for, the                   As of, and for, the
                                                 Three months ended                        Year ended
                                                    December 31,                          December 31,
                                           -------------------------------       -------------------------------

                                               1996              1995                1996              1995
                                           -------------     -------------       -------------     -------------
Net receivables
  Real estate - secured loans                 $3,456.7          $2,957.1            $3,456.7          $2,957.1
  Personal loans                               3,199.6           3,051.0             3,199.6           3,051.0
  Credit cards                                   907.1             761.8               907.1             761.8
  Sales finance and other                        507.7             468.2               507.7             468.2
                                           -------------     -------------       -------------     -------------

Consumer finance receivables
   net of unearned finance charges             8,071.1           7,238.1             8,071.1           7,238.1
Accrued interest receivable                       52.7              46.9                52.7              46.9
Allowance for credit losses                     (239.3)           (192.5)             (239.3)           (192.5)
                                           =============     =============       =============     =============
Consumer finance receivables, net             $7,884.5          $7,092.5            $7,884.5          $7,092.5
                                           =============     =============       =============     =============

Average yield                                 15.00%             15.78%             15.24%            15.64%
Average net interest margin                    8.45%              8.97%              8.64%             8.79%
Charge-off rate                                2.95%              2.58%              2.91%             2.28%
60+ days past due as % of
  receivables                                  2.38%              2.14%              2.38%             2.14%
Reserves as % of net receivables               2.97%              2.66%              2.97%             2.66%

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 21, 1997                 COMMERCIAL CREDIT COMPANY



                                         By  /s/ William T. Bozarth
                                             ----------------------
                                             William T. Bozarth
                                             Vice President